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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To eSoft, Inc.

As independent auditors and accountants, we hereby consent to the incorporation of our auditors' report dated February 4, 1999 for the years ended December 31, 1998 and 1997, included in this Form S-4.

 /s/ BABERKOFF, LINDSTROM & CO. P.A.

Boise, Idaho
April 16, 1999